Waverly, Inc.
                                1996 Annual Form 10-K
                                    Exhibit 11


                  Computation of Earnings Per Share
               (in thousands of dollars - except per share amounts)

          ---------------------------------------------------------------
          Twelve Months Ended December 31,                1996       1995
          ---------------------------------------------------------------
          Net Earnings:                                 $6,347     $5,305

          Primary earnings                              $6,347     $5,305
          ---------------------------------------------------------------
          Fully diluted earnings                        $6,347     $5,305
          ---------------------------------------------------------------
          Weighted average shares outstanding            8,902      8,844
          Dilutive common stock equivalents for
            primary earnings per share                     453        401
          ---------------------------------------------------------------
          Weighted average shares and common
            equivalent shares outstanding
            for primary earnings per share               9,355      9,245
          Additional equivalent shares assuming
            full dilution                                   18        114
          ---------------------------------------------------------------
          Weighted average shares and common
            equivalent shares for fully diluted
            earnings per share                           9,373      9,359
          ---------------------------------------------------------------
          Earnings per share
            Primary                                      $0.68      $0.57
          ===============================================================
            Fully diluted (1)                            $0.68      $0.56
          ===============================================================

           (1) Not presented on the Consolidated Statements of Income because the fully diluted differential is less than 3% of primary earnings per share.